EXHIBIT 4.1
UNITED COMMUNITY BANKS, INC.
AND
ILLINOIS STOCK TRANSFER COMPANY
TAX BENEFITS PRESERVATION PLAN
DATED AS OF FEBRUARY 22, 2011

TAX BENEFITS PRESERVATION PLAN
     This Tax Benefits Preservation Plan (this “Plan”), dated as of February 22, 2011 between United Community Banks, Inc., a Georgia corporation (the “Company”), and Illinois Stock Transfer Company, an Illinois corporation (the “Rights Agent”).
     WHEREAS, the Company and its Subsidiaries (as defined below) have generated certain Tax Benefits (as defined below) for United States federal income tax purposes, and the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as defined below) and thereby preserve the Company’s ability to utilize such Tax Benefits;
     WHEREAS, the Board of Directors of the Company (the “Board”) has approved the execution of this Agreement and has authorized and declared a dividend of one preferred share purchase right (individually, a “Right,” and collectively the “Rights”) in respect of each share of common stock, $1.00 par value per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as defined below) on February 23, 2011 (the “Record Date”), each such Right representing the right to purchase one-hundredth of a share of Junior Participating Cumulative Preferred Stock, Series E, $1.00 par value per share, of the Company having the terms set forth in the Company’s Restated Articles of Incorporation, as amended by the Articles of Amendment attached hereto as Exhibit A (the “Preferred Stock”; and each one-hundredth of a share of Preferred Stock, a “Preferred Unit”), and has further authorized and directed the issuance of one Right in respect of each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined below), all upon the terms and subject to the conditions contained herein; and
     WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Right Certificates (as defined below), the exercise of Rights and other matters referred to herein;
     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
     Section 1. Definitions. The following terms, as used herein, have the following meanings:
     (a) “Acquiring Person” shall mean any Threshold Holder (as defined below) except:
     (i) the U.S. Government;
     (ii) any Exempt Person;
     (iii) any Grandfathered Person (as defined below);
     (iv) Fletcher International, Ltd. to the extent it becomes a Beneficial Owner of Company 382 Securities pursuant to that certain Securities Purchase Agreement, dated as of April 1, 2010, by and between the Company and Fletcher International, Ltd. (the “Fletcher SPA”) or those certain Warrants to Purchase Shares of Common Stock of United Community Banks, Inc. dated as of April 5, 2010, (the “Fletcher Warrant”) and any Person who is a permitted assignee of the Fletcher SPA or the Fletcher Warrant in compliance with the terms thereof;

     (v) any Person who or which would qualify as a Threshold Holder by reason of a reduction in the number of issued and outstanding shares of Company 382 Securities by the Company, by redemption or otherwise;
     (vi) any Person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits; and
     (vii) any Person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by the Board, any Person who or which acquires Company 382 Securities from any such Person;
provided, however, that in the event that a Person is not an Acquiring Person by reason of clause (iii), (vi) or (vii) above, such Person nonetheless shall become an Acquiring Person if such Person thereafter becomes the Beneficial Owner of any additional (i) shares of Common Stock then outstanding or (ii) shares of any class of Company 382 Securities (other than the Common Stock) then outstanding, unless the acquisition of such Common Stock or Company 382 Securities is an Approved Acquisition or unless such acquisition is solely as a result of a reduction in the number of issued and outstanding shares of Company 382 Securities by the Company, by redemption or otherwise.
     (b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended and in effect on the date of this Plan (the “Exchange Act”), and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose common securities would be deemed to be (i) constructively owned by such first Person, , or (ii) otherwise aggregated with shares owned by such first Person (other than any aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13)), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder.
     (c) “Approved Acquisition” shall mean (i) any acquisition of Company 382 Securities that would cause a Person to qualify as a Threshold Holder and that is approved in advance by the Board or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the Beneficial Ownership in the Company by any Person for purposes of Section 382 of the Code.
     (d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of any securities which such Person:
     (i) directly owns, or
     (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company 382 Securities, as applicable, owned by any Affiliate of such Person);
provided that a Person shall not be treated as “Beneficially Owning” Company 382 Securities pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company 382 Securities.
     (e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banks in Georgia are authorized or obligated by law or executive order to close.

     (f) “Close of Business” on any given date shall mean 5:00 p.m., Blairsville, Georgia time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Blairsville, Georgia time, on the next succeeding Business Day.
     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute.
     (h) “Company 382 Securities” shall mean the Common Stock and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).
     (i) “Distribution Date” shall mean the earlier of the Close of Business on the tenth (10) Business Day after a (1) a Shares Acquisition Date, and (2) a Tender Offer Date.
     (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (k) “Exempt Person” shall mean the Company, any Subsidiary, any employee benefit plan or compensation arrangement of the Company or any Subsidiary, or any entity or trustee holding Company 382 Securities to the extent organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement.
     (l) “Expiration Date” shall mean the earliest of:
     (i) the Final Expiration Date,
     (ii) the Redemption Date,
     (iii) the time at which all Rights are exchanged as provided in Section 24,
     (iv) such date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, and
     (v) such date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders.
     (m) “Final Expiration Date” shall mean the Close of Business on the date that is the fifth (5th) anniversary of the date of this Plan; provided that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.
     (n) “Grandfathered Person” shall mean any Person who or which, together with all Affiliates of such Person, was on the Record Date, the Beneficial Owner of 4.99% or more of the Company 382 Securities outstanding on such date. Any Grandfathered Person who, together with all of its Affiliates, subsequently becomes the Beneficial Owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.
     (o) “Person” shall mean any individual, firm, corporation, partnership, bank or savings association, trust association, limited liability company, limited liability partnership, governmental entity, or other entity or organization, or any group of Persons making a “coordinated acquisition” of Company

382 Securities or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity.
     (p) “Purchase Price” shall mean the price (subject to adjustment as provided herein) at which a holder of a Right may purchase a Preferred Unit (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $8.00.
     (q) “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.
     (r) “Section 382” shall mean Section 382 of the Code, or any comparable successor provision.
     (s) “Securities Act” shall mean the Securities Act of 1933, as amended.
     (t) “Share Acquisition Date” shall mean the date of the first public announcement by the Company in a press release expressly referring to this Plan indicating that a Person has become an Acquiring Person.
     (u) “Subsidiary” of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first Person.
     (v) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any Subsidiary.
     (w) “Tender Offer Date” shall mean the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person.
     (x) “Threshold Holder” shall mean any Person who or which, together with all Affiliates of such Person, is the Beneficial Owner of 4.99% or more of (i) the shares of Common Stock then outstanding or (ii) the shares of any class of Company 382 Securities (other than the Common Stock) then outstanding.
     (y) “Trading Day” shall mean a day on Nasdaq or, if the Company is no longer listed on Nasdaq, the principal national securities exchange or over-the-counter market on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.
     (z) “Treasury Regulation” shall mean any final, proposed or temporary regulation of the Department of Treasury under the Code and any comparable successor regulation.
     (aa) “U.S. Government” shall mean any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

     Section 2. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Plan unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.
     Section 3. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable and, upon acceptance of such appointment by a co-Rights Agent, the provisions of this Plan applicable to the Rights Agent shall be deemed also to apply to such co-Rights Agent.
     Section 4. Issuance of Right Certificates.
     (a) Prior to the Distribution Date, (i) the Rights will be evidenced (subject to Section 4(b) hereof) by the certificates for shares of Common Stock registered in the names of the holders thereof (or, if shares of Common Stock are uncertificated, the registration of such shares of Common Stock on the stock transfer books of the Company) and not by separate Right Certificates, and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.
     (b) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
     (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates (or registrations in uncertificated book entry form on the books of the Company) for the Common Stock that become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall also be deemed to be certificates (or registrations in uncertificated book entry form on the books of the Company) for Rights, and registered holders of Common Stock shall also be deemed to be the registered holders of the associated Rights.
     (d) Until the earlier of the Distribution Date and the Expiration Date, the surrender for transfer of any certificate for shares of Common Stock (or, if shares of Common Stock are uncertificated, the transfer on the stock transfer books of the Company of such shares of Common Stock) outstanding on the Record Date or that become outstanding (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.
     (e) In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.
     Section 5. Form of Right Certificates. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to custom and common usage. Except as otherwise provided herein, the Right Certificates shall entitle the holders thereof to purchase such number of Preferred Units as shall be set forth therein at the Purchase Price, but the number of such Preferred Units and the Purchase Price shall be subject to adjustment as provided herein.
     Section 6. Countersignature and Registration.
     (a) The Right Certificates shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer or any of its Executive Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.
     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
     Section 7. Transfer, Split Up, Combination and Exchange of Right Certificates, Mutilated, Destroyed, Lost, or Stolen Right Certificates.
     (a) Subject to Section 14 hereof, at any time after the Close of Business on the earlier of the Distribution Date and the Expiration Date, any Right Certificate (other than Right Certificates representing Rights that have become void pursuant to Section 8(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate, entitling the registered holder to purchase a like number of Preferred Units as the Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder of the Right Certificate has complied with the requirements of

Section 8(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 8(e), 8(f), 14 and 24, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
     Section 8. Exercise of Rights; Purchase Price; Expiration Date of Rights.
     (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Preferred Units to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 hereof.
     (b) The Purchase Price shall be payable in lawful money of the United States of America by certified check, cashier’s check, or money order payable to the order of the Company.
     (c) Upon an exercise of Rights pursuant hereto, the Rights Agent shall thereupon promptly:
     (i) (A) requisition from any transfer agent of the Preferred Stock a certificate for the number of Preferred Units to be purchased (or, if the Preferred Stock is uncertificated, request from such transfer agent a statement setting forth such number of Preferred Units to be purchased for which registration will be made on the stock transfer books of the Company) and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the Preferred Units issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent a depositary receipt representing such number of Preferred Units as are to be purchased (in which case either (1) certificates for the Preferred Units represented by such receipts shall be deposited by the transfer agent with the depositary agent, or (2) registrations in the depositary agent’s name in uncertificated book entry form on the books of the Company shall be made by the transfer agent), and the Company hereby directs the depositary agent to comply with such request,
     (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, and
     (iii) after receipt of such certificate, statement or receipt and cash, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder.
     (d) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, then a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such person’s duly authorized assigns, subject to Section 14 hereof.
     (e) Notwithstanding anything in this Plan to the contrary, any Rights Beneficially Owned by:
     (i) an Acquiring Person from and after the date on which the Person becomes an Acquiring Person or
     (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who:
     (A) becomes a transferee after a public announcement relating to a Shares Acquisition Date with respect to an Acquiring Person who was identified on the Shares Acquisition Date, or
     (B) becomes a transferee with respect to an Acquiring Person (or an Affiliate thereof) and receives such Rights:
     (I) with actual knowledge that the transferor is or was an Acquiring Person (or an Affiliate of an Acquiring Person), or
     (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or an Affiliate thereof) to holders of equity interests in such Acquiring Person (or in such Affiliate thereof) or to any Person with whom the Acquiring Person (or an Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 8(e);
shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Plan or otherwise. The Company shall use all reasonable efforts to ensure that this Section 8(e) is complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder. No Right Certificate shall be issued pursuant to Section 4 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof or to any nominees of such Acquiring Person or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.
     (f) Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 7 or exercise pursuant to this Section 8 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.
     (g) The Company hereby waives application of each standstill or other similar provision relating to Company 382 Securities by which a registered holder of Rights is bound as of the date of this Plan to the extent necessary to permit such registered holder to exercise such Rights in accordance with this Plan.
     Section 9. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law, rule and regulation, the Rights Agent shall maintain records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such records for the time period required by applicable law, rule and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such records relating to Right Certificates cancelled or destroyed by the Rights Agent.
     Section 10. Availability of Shares of Preferred Stock.
     (a) The Company covenants and agrees that it will use commercially reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Units delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Units (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully-paid and nonassessable shares, or fractions thereof.
     (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Units upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) or depositary receipts for the Preferred Units in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates (or, if uncertificated, to register on the stock transfer books of the Company) or depositary receipts for Preferred Units upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
     Section 11. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Units (or registration in uncertificated book entry form on the books of the Company) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Units represented thereby on, and such certificate (or registration in uncertificated book entry form on the books of the Company) shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration in uncertificated book entry form on the books of the Company) shall be dated, the next succeeding Business Day on which the Preferred

Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Units for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     Section 12. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Units covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.
     (a) In the event the Company shall at any time after the date of this Plan (i) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (ii) subdivide the outstanding Preferred Stock, (iii) combine the outstanding Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding Preferred Stock, or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such person would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.
     (b) Subject to Section 24 hereof, following a Shares Acquisition Date, each holder of a Right (other than Rights which have become void pursuant to Section 8(e)), shall be entitled to receive, upon exercise of a Right in accordance with the terms of this Plan and payment of the Purchase Price, the number of Preferred Units equal to the result obtained by (i) multiplying the then current Purchase Price by the then number of Preferred Units for which for which such Right was exercisable immediately prior to the Shares Acquisition Date, and (ii) dividing that product by 50% of the current market price per share of the Common Stock (determined pursuant to Section 12(f)) on the Shares Acquisition Date.
     (c) In the event that there shall not be sufficient shares of Preferred Stock authorized but unissued to permit the exercise in full of the Rights in accordance with subsection (b) above, the Company may substitute, for each Preferred Unit that would otherwise be issuable upon exercise of a Right, one (1) share of Common Stock.
     (d) If the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of Preferred Stock entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock or securities convertible into Preferred Stock at a price per share (or having a conversion price per share, if a security convertible into Preferred Stock) less than the then current per share market price of the Preferred Stock (as defined in Section 12(f)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying (i) the Purchase Price in effect immediately prior to such record date by (ii) a fraction, (x) the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and (y) the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options, or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (e) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 12(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying (i) the Purchase Price in effect immediately prior to such record date by (ii) a fraction, (x) the numerator of which shall be the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one (1) share of Preferred Stock and (y) the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (f) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 12(f)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (ii) any subdivision, split, combination, reverse stock split or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination, reverse stock split or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Security is not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use, or, if on any such date the Security is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Preferred Stock is not publicly held or so listed or traded, current per share market price shall be conclusively deemed to be the current per share market price of the shares of Common Stock as determined pursuant to the foregoing provisions of this Section 12(f) (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the shares of Common Stock nor the shares of Preferred Stock are publicly held or so listed or traded, current per share market price shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.
     (g) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 12(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest one-hundredth of a share of Preferred Stock or to the nearest one-hundredth of any other share of capital stock, as the case may be.
     (h) If at any time as a result of an adjustment made pursuant to Section 12(a) hereof, the holder of any Right at any time shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in this Section 12, and Sections 8, 10 and 11 with respect to the Preferred Stock shall apply on like terms to any such other shares.
     (i) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price then in effect, the number of Preferred Units and other capital stock of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (j) Unless the Company shall have exercised its election as provided in Section 12(k), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 12(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Units obtained by (i) multiplying (x) the number of Preferred Units for which such Right was exercisable immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (k) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Preferred Units issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Preferred Units for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (l) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Units issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Preferred Units which was expressed in the initial Right Certificates issued hereunder but nevertheless shall represent the Rights as so adjusted.
     (m) Before taking any action that would cause an adjustment reducing the Purchase Price below one-hundredth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Preferred Stock, or fractions thereof, at such adjusted Purchase Price.
     (n) In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stockl and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
     (o) Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such further adjustments in the number of Preferred Units which may be acquired upon exercise of the Rights, and such adjustments in the Purchase Price therefor, in addition to those adjustments expressly required by this Section 12, as and to the extent that the Board in its sole discretion, shall determine to be necessary or advisable in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the shareholders of the Company being subject to any United States federal income tax liability by reason thereof.
     (p) In the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case the number of Preferred Units purchasable after such event upon proper exercise of each Right shall be determined by multiplying (1) the number of Preferred Units so purchasable immediately prior to such event by (2) a fraction, (x) the numerator of which is the number of shares of Common Stock outstanding immediately before such event and (y) the denominator of which is the number of shares of Common Stock outstanding immediately after such event. The adjustments provided for in this Section 12(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     Section 13. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 12 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.
     Section 14. Fractional Rights and Fractional Shares.
     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, such number of Rights or Right Certificates shall be rounded to the nearest whole number and thereafter such whole number of Rights or Right Certificates, as applicable, shall be issued or distributed.
     (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (or, if uncertificated, register fractional shares of Preferred Stock on its stock transfer books, other than, in either case, fractions which are integral multiples of one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one-hundredth of a share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one-hundredth of a share, the Company shall round the shares of Preferred Stock to the nearest one-hundredth of a share.
     (c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock (or, if uncertificated, register fractional shares of Common Stock on its stock transfer books). In lieu of fractional shares of Common Stock, the Company shall round the number of shares of Common Stock to the nearest whole number of shares.
     (d) The holder of a Right by the acceptance of the Right expressly waives such Person’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
     Section 15. Rights of Action. All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of any Common Stock), and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any Common Stock), may, in such Person’s own behalf and for such Person’s own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such Person’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Plan.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;
     (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate (or registration in uncertificated book-entry form on the books of the Company) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
     (d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its commercially reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as reasonably practicable.
     Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the Preferred Stock, Common Stock or any other capital stock of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
     Section 18. Concerning the Rights Agent.
     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, claim or expense (“Loss”) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent in connection with its duties under this Plan, including the costs and expenses of defending itself against any Loss.

     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate (or registration in uncertificated book-entry form on the books of the Company) for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
     Section 19. Merger or Consolidation of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under Section 21 hereof.
     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, Chief Executive Officer, Chief Financial Officer or any Executive Vice President of the Company, in the manner specified in Section 6, and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 8(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 4, 12, 23, or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully-paid and non assessable.
     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, Chief Executive Officer, Chief Financial Officer or any Executive Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer.
     (h) The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other Person.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or to any holder of Rights resulting from any such act, default, neglect, or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.
     (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed or have been completed erroneously, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days written notice mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and after a Distribution Date, to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and after a Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates by first class mail. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.
     Section 23. Redemption.
     (a) The Board may, at its option, at any time prior to a Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in shares of Common Stock (based on the current per share market price of the shares of Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.
     (c) Immediately upon the action of the Board electing to redeem the Rights pursuant to subsection (a) above and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to subsection (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give, or any defect in, any notice provided for in this subsection shall not affect the validity of such redemption.
     Section 24. Exchange.
     (a) The Board may, at its option, at any time following a Shares Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 8(e) hereof) for either (i) shares of Common Stock at an exchange ratio of one (1) share of Common Stock per Right, or (ii) shares of Preferred Stock at an exchange ratio of one-hundredth of a share of Preferred Stock per Right, in each case, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”); provided, however, that in connection with any exchange effected pursuant to this Section 24, the number of shares of Common Stock or Preferred Units to otherwise be issued shall be reduced by the number of such shares of capital stock that have an aggregate value equal to the Purchase Price for the Rights, determined based on the current per share market value of such capital stock; provided further, that in connection with any exchange effected pursuant to this Section 24, no holder of Rights shall be entitled to receive shares of Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Stock. If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of in excess of 4.99% of the then-outstanding Common Stock (such shares, the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares and to the extent permitted by law or orders applicable to the Company, such holder will be entitled to receive an amount in cash equal to current per share market price of a share of Common Stock at the Close of Business on the Trading Day following the date the Board effects the forgoing exchange multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder.
     (b) The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Promptly after the action of the Board electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of capital stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 8(e)) outstanding immediately prior thereto by mailing such notice in accordance with Section 26.
     (c) Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the shares of capital stock issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
     (d) Prior to effecting an exchange and registering shares of capital stock in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates (or former Beneficial Owners thereof and their Affiliates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 8(e) and not transferable or exerciseable or exchangeable in connection herewith.
     (e) Any shares of capital stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of such capital stock, and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued. Approval by the Board of this Agreement shall constitute a determination by the Board that such consideration is adequate.
     (f) Immediately upon the effective date of the action of the Board electing the exchange of any Rights pursuant to this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of capital stock as set forth in subsection (a) above. The Company shall promptly give public notice of any such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent on the effective date of said action of the Board ordering the exchange of Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 8(e) hereof) held by each holder of Rights.
     (g) In the event that there shall not be sufficient shares of capital stock authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company may substitute, for each Preferred Unit that would otherwise be issuable upon exercise of a Right, one (1) share of Common Stock or, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, one (1) Preferred Unit.
     (h) The failure to give, or any defect in, any notice provided for in this Section 24 shall not affect the validity of such exchange
     Section 25. Notice of Certain Events.
     (a) If the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or stock of any class or any other securities, rights, or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in shares of Common Stock or to effect a subdivision, combination, or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock or Common Stock, as the case may be, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock or Common Stock, as the case may be, for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock or Common Stock, as the case may be. The failure to give notice required by this Section 25, or any defect therein, shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
     (b) In case any of the events set forth in Section 12 hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such events which notice shall describe such event and the consequences of such event to holders of Rights under Section 12 hereof.

     Section 26. Notices. Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
United Community Banks, Inc.
P.O. Box 398
Blairsville, Georgia 30514
Attention: Rex S. Schuette, Executive Vice President and Chief Financial Officer
Facsimile: (706) 745-9046
     Subject to Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:
Illinois Stock Transfer Company
209 W. Jackson Boulevard
Suite 903
Chicago, Illinois 60606
Attention: Robert G. Pearson, President and Chief Executive Officer
Facsimile: (312) 427-2879
     Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company (or the Rights Agent on and after the Distribution Date).
     Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Plan without the approval of any holders of Right Certificates (or, prior to the Distribution Date, the Common Stock) to make any provision with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent whether or not it would adversely affect the holders of Right Certificates; provided, however, that from and after a Shares Acquisition Date, this Plan shall not be amended in any manner which would materially and adversely affect the interests of the holders of Rights. Notwithstanding the foregoing, the Company may at any time prior to the Shares Acquisition Date amend this Plan to lower the thresholds set forth in Section 1(x).
     Section 28. Determinations and Actions by the Board. For all purposes of this Plan, the Board shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (a) interpret the provisions of this Plan, and (b) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend this Plan). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.
     Section 29. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 30. Benefits of this Agreement. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy, or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).
     Section 31. Severability. If any term, provision, covenant, or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated; provided, however, that, notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.
     Section 32. Governing Law. This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to any conflicts of laws principles thereof.
     Section 33. Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and attested, all as of the date first above written.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	Executive Vice President & Chief Financial Officer

ILLINOIS STOCK TRANSFER COMPANY
By:	/s/ Robert G. Pearson
	Name:	Robert G. Pearson
	Title:	President & Chief Executive Officer

EXHIBIT A
CERTIFICATE OF DESIGNATION
OF
JUNIOR PARTICIPATING PREFERRED STOCK, SERIES E
OF
UNITED COMMUNITY BANKS, INC.
     Section 1. Designation And Amount. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series E,” $1.00 par value per share (the “Series E Preferred Stock”), and the number of shares constituting the Series E Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preferred Stock.
     Section 2. Dividends And Distributions.
     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (b) Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series E Preferred Stock shall have the following voting rights:
     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series E

Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar Stock, or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
     (c) Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     Section 4. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.
     Section 5. Liquidation, Dissolution Or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $100 per share, and any such additional amount such that the holders of shares of Series E Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except distributions made ratable on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 6. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. No Redemption. The shares of Series E Preferred Stock shall not be redeemable.
     Section 8. Rank. The Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock and shall rank senior to the Common Stock as to such matters.
     Section 9. Amendment. The Articles shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting together as a single class.

EXHIBIT B
UNITED COMMUNITY BANKS, INC.
FORM OF RIGHT CERTIFICATE
Certificate No. R-______
NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE PLAN) OR EARLIER IF REDEMPTION, EXCHANGE OR OTHER EXPIRATION EVENT OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE PLAN. AS SET FORTH IN THE PLAN, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE PLAN), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.
     This Right Certificate certifies that __________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of February 22, 2011 (the “Plan”), between United Community Banks, Inc., a Georgia corporation (the “Company”), and Illinois Stock Transfer Company, an Illinois corporation (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to the Expiration Date, at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one-hundredth of a share of the Company’s Junior Participating Preferred Stock, Series E, $1.00 par value per share (the “Preferred Stock”; and each one-hundredth of a shares of Preferred Stock, a “Preferred Unit”), of the Company, at a purchase price of $8.00 per Preferred Unit (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Preferred Units which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 22, 2011. As provided in the Plan, the Purchase Price and the number of Preferred Units which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Right Certificate is subject to all of the terms, provisions, and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Plan are available upon written request to the Company or the Rights Agent.
     This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Units as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Preferred Units or shares of Common Stock.
     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Units or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings of other actions affecting shareholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.
     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers dated as of ____________, ___.

UNITED COMMUNITY BANKS, INC.
By:
Name:
Title:

(SEAL)
Attest:
_________________________________________
Secretary
Countersigned:
_____________________, as Rights Agent

By:
Authorized Signature

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
     FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                             attorney, to transfer this Right Certificate on the books of the within-named Company, with full power of substitution.
     The undersigned hereby certifies that:
     (1) the Rights evidenced by this Right Certificate are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as such terms are defined in the Plan); and
     (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:	By:
Name:
Title, if any:

Signature Medallion Guaranteed:
     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Form of Reverse Side of Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Rights represented by the Right Certificate.)
     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase Preferred Units issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates (or registrations in uncertificated book-entry form on the books of the Company) for such securities be issued in the name of and delivered to:
Please print name, address and social security or tax identification number:

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please print name, address and social security or tax identification number:

Dated:	By:
Name:
Title, if any:

Signature Medallion Guaranteed:
     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Form of Reverse Side of Certificate — continued
NOTICE
     The signature in the foregoing Forms of Assignment and Election must conform to the name written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, United Community Banks, Inc. and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Plan) and such Assignment or Election to Purchase will not be honored.